Exhibit 3.3

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation: New Westfield Financial, Inc.

(2) Registered office address: 141 Elm Street

                                                                     (number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s): Westfield, MA 01085

                                                                         (specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted:                   December 12, 2006

                                                 (month, day, year)

(5) Approved by:

(check appropriate box)

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

ARTICLE I is revised to read in its entirety as follows:

The exact name of the corporation is “Westfield Financial, Inc.” (the “Corporation”).

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of a class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*	G.I., Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.I., Chapter 156D, Section 6.21 and the comments relative thereto.

Signed by:	/s/ Donald A. Williams
(signature of authorized individual)

☒	Chairman of the board of directors.

☐	President.

☐	Other officer.

☐	Court-appointed judiciary.

On this 3rd day of January, 2007.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with and the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 3rd day of January, 2007, at 2:17 p.m.

                                                                               time

Effective date:

                                         (must be within 90 days of date submitted)

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Examiner

                                                                         TO BE FILLED IN BY CORPORATION

Name approval                                                             Contact Information:

C                          Richard A. Schaberg, Esq.

M                         Thacher Proffitt & Wood LLP

                            1700 Pennsylvania Ave, NW, Suite 800, Washington DC 20006

                            Telephone: (202) 347-8400

                            Email: rschaberg@tpw.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/com. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.